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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 24, 2006
                                                    REGISTRATION NO. 333-114440
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            CENTERPOINT ENERGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                                                  1111 LOUISIANA
                                               HOUSTON, TEXAS 77002
             TEXAS                                (713) 207-1111                                  74-0694415
(State or other jurisdiction of          (Address, including zip code, and            (I.R.S. Employer Identification No.)
 incorporation or organization)      telephone number, including area code, of
                                     registrant's principal executive offices)
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                                 RUFUS S. SCOTT
                     VICE PRESIDENT, DEPUTY GENERAL COUNSEL
                        AND ASSISTANT CORPORATE SECRETARY
                                 1111 LOUISIANA
                              HOUSTON, TEXAS 77002
                                 (713) 207-1111
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:

  GERALD M. SPEDALE                                 STEVEN R. LOESHELLE
 BAKER BOTTS L.L.P.                               DEWEY BALLANTINE L.L.P.
910 LOUISIANA STREET                            1301 AVENUE OF THE AMERICAS
HOUSTON, TEXAS 77002                              NEW YORK, NEW YORK 10019
   (713) 229-1234                                      (212) 259-6160

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


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                     REMOVAL OF SECURITIES FROM REGISTRATION

         Pursuant to its Registration Statement on Form S-3 (Registration No. 333-114440) (the "Registration Statement"), CenterPoint Energy, Inc., a Texas corporation ("CenterPoint"), registered for resale $255,000,000 aggregate principal amount of its 2.875% Convertible Senior Notes due January 15, 2024 (the "Notes") and 19,906,320 shares, par value $0.01 per share, of its common stock (the "Common Stock") issuable upon conversion of such Notes. The Registration Statement was declared effective by the Securities and Exchange Commission on April 30, 2004. As of December 19, 2005, $29,040,000 aggregate principal amount of the Notes had not been sold pursuant to the Registration Statement. No shares of Common Stock have been sold pursuant to the Registration Statement.

         In accordance with the undertaking contained in Part II, Item 17(a)(3) of the Registration Statement, CenterPoint is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration any of the Notes and the Common Sock issued or issuable upon conversion thereof that have not been sold under the Registration Statement as of the date hereof. CenterPoint is deregistering these securities because its obligation to maintain the effectiveness of the Registration Statement has ceased.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 24, 2006.

                                     CENTERPOINT ENERGY, INC.



                                     By:  /s/ David M. McClanahan
                                          -------------------------------------
                                          David M. McClanahan
                                          President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 24, 2006.

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             /s/ David M. McClanahan
     -----------------------------------------
                David M. McClanahan                          President and Chief Executive Officer



               /s/ Gary L. Whitlock
     -----------------------------------------               Executive Vice President and Chief Financial Officer
                  Gary L. Whitlock                           (Principal Financial Officer)



                 /s/ James S. Brian                          Senior Vice President and Chief Accounting Officer
     -----------------------------------------               (Principal Accounting Officer)
                    James S. Brian



                         *
     ------------------------------------------
                  Donald R. Campbell                         Director



                         *
     ------------------------------------------
                    Milton Carroll                           Director



                         *
     ------------------------------------------
                     Derrill Cody                            Director



                         *
     ------------------------------------------
                     John T. Cater                           Director



                         *
     ------------------------------------------
                 O. Holcombe Crosswell                       Director



                         *
     ------------------------------------------
                  Janiece M. Longoria                        Director



                         *
     ------------------------------------------
                   Thomas F. Madison                         Director
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                         *
     ------------------------------------------
                  Robert T. O'Connell                        Director



                         *
     ------------------------------------------
                  Michael E. Shannon                         Director



                         *
     ------------------------------------------
                   Peter S. Wareing                          Director



     *By:          /s/ Rufus S. Scott
          --------------------------------------
          Rufus S. Scott, as Attorney-in-fact,
pursuant to powers of attorney previously filed with the
           Securities and Exchange Commission
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